SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 25, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 4. CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANTS

     On March 22, 2002 Calpine Corporation ("Calpine") determined not to continue to engage Arthur Andersen LLP ("Andersen") as its independent public accountants after completion of the audit for the year ended December 31, 2001, and appointed Deloitte and Touche LLP ("Deloitte and Touche") as its new independent public accountants for the fiscal year ending December 31, 2002. This determination followed Calpine's decision to seek proposals from independent accountants to audit Calpine's financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain Deloitte and Touche was approved by Calpine's Board of Directors upon the recommendation of its Audit Committee. The decision to change auditors is not a reflection of Andersen's capabilities or commitment. Andersen has provided quality service and demonstrated consistent professionalism during their 10 year relationship with Calpine. The appointment of Deloitte and Touche as Calpine's new independent public accountants is subject to stockholder ratification at Calpine's 2002 Annual Meeting of Stockholders.

     Andersen's report on Calpine's 2001 financial statements has not yet been issued, but is expected to be issued at the end of March 2002, in conjunction with the filing of Calpine's Annual Report on Form 10-K for the year ended December 31, 2001.

     The audit reports of Andersen on the consolidated financial statements of Calpine and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Calpine's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 22, 2002, there were no disagreements between Calpine and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Calpine's two most recent fiscal years and the subsequent interim period through March 22, 2002.

     Calpine provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated March 22, 2002, stating its agreement with these statements is attached as Exhibit 16.1.

     During Calpine's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 22, 2002, Calpine did not consult with Deloitte and Touche regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

          16.0 Press release dated March 25, 2002 - Calpine selects Deloitte and Touche LLP as independent public accountants

          16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated March 22, 2002



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION

                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                             Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer


Date:  March 25, 2002

EXHIBIT 16.0

NEWS RELEASE                                             CONTACTS:  408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125


                     CALPINE SELECTS DELOITTE AND TOUCHE LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

     (SAN JOSE, CALIF.) March 25, 2002 -- Calpine Corporation [NYSE:CPN] today announced that its Board of Directors, after extensive review and at the recommendation of its Audit Committee and the company's management, has selected Deloitte and Touche LLP as Calpine's independent public accountants for 2002. The appointment of Deloitte and Touche is subject to the ratification of shareholders of record on March 29, 2002 at Calpine's 2002 Annual Meeting of Stockholders, scheduled for May 23, 2002. Prior to the selection of Deloitte and Touche, Arthur Andersen LLP served as the company's independent public accountants.

     Arthur Andersen LLP exhibited the highest level of professionalism and provided exemplary service to Calpine since 1991. The decision to change accountants was made after careful consideration and is not the result of any disagreement between the company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Andersen's report on Calpine's 2001 financial statements is expected to be issued during the week of March 25, 2002, in conjunction with the filing of Calpine's Annual Report on Form 10-K for the year ended December 31, 2001.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.


EXHIBIT 16.1

March 22, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir:

     We have read the second, third, and fourth paragraphs of Item 4 included in the Form 8-K dated March 25, 2002 of Calpine Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


cc:  Mr. Robert Kelly, CFO, Calpine Corporation